Exhibit 10.22

GROUND LEASE

This GROUND LEASE (“Lease”), is made and effective as of February 17, 2011 (the “Commencement Date”), by and between Revel Atlantic City, LLC, a New Jersey limited-liability company (“Lessor”), and Revel Entertainment Group, LLC, a New Jersey limited liability company (“Lessee”) (collectively, the “Parties,” and each sometimes singularly, a “Party”), with reference to the following facts:

RECITALS

A. Lessor owns certain land in fee located in the City of Atlantic City, County of Atlantic, State of New Jersey, more particularly described in Exhibit A (the “Land”), and the Improvements (as defined in Section 1.1) located thereon. The Land and the Improvements are intended to be used for the development and construction of an entertainment resort, including a hotel and casino, and such other purposes as are normally and usually incident to such business (the “Project”).

B. Lessee desires to lease the Land and Improvements from Lessor and Lessor desires to lease the Land and Improvements to Lessee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, in accordance with the terms and subject to the conditions set forth herein, agree as follows:

Agreement

ARTICLE 1. PREMISES AND TITLE

1.1 Lease of Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises (as hereinafter defined). All improvements, structures, fixtures and appurtenances presently located on the Land or which may be located on the Land from time to time, including any and all new improvements that Lessee shall construct or cause to have constructed (the “Improvements”), together with the Land, shall constitute the “Premises.”

ARTICLE 2. TERM

2.1 Term. The Premises are leased for the term of thirty (30) years (the “Term”), commencing on the Commencement Date, and terminating at midnight on the day immediately preceding the thirtieth (30th) Anniversary of the Commencement Date (the “Termination Date”), subject to extension as herein provided or earlier termination as herein provided.

2.2 Holding Over. Lessee shall have no right to occupy the Premises or any portion thereof after the expiration or termination of this Lease or of Lessee’s right to possession, without Lessor’s prior written consent, which consent may be withheld in Lessor’s sole and absolute discretion. Acceptance of any holdover rent shall not constitute a waiver by Lessor of any re-entry or other rights of Lessor provided for under this Lease or by law nor shall it be deemed an extension or renewal of the Term of this Lease without a written election thereof by Lessor. If Lessee fails to surrender the Premises upon expiration or earlier termination of this Lease, Lessee shall be liable for and shall indemnify, defend and hold Lessor harmless from and against all claims against, or damages suffered by, Lessor resulting from or arising out of Lessee’s failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any lessee or prospective lessee who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys’ fees and costs and brokerage commissions.

2.3 Option to Renew. Lessee shall have the right to extend the Term of this Lease for two (2) additional periods of ten (10) years each (each, an “Option Term”). Each Option Term shall be upon the same terms and conditions as provided elsewhere in this Lease, except that (a) this Lease may not be renewed more often than as set forth above, and (b) the annual rent for each Option Term, shall be an amount as determined between Lessor and Lessee at the time of Lessee exercising such Option Term. If Lessee shall elect to exercise either of the aforesaid options, it shall do so by delivering written notice of its election to Lessor no more than nine (9) months, but no less than six (6) months, prior to the expiration of the Lease, or the expiration of the first Option Term, as the case may be. If Lessee shall extend the Term of this Lease pursuant to the provisions of this Section 2.3, such extension shall be automatically effected without the execution of any additional documents (but the parties hereto shall execute reasonable documents to confirm such extension if so requested by the other).

ARTICLE 3. RENT

3.1 Amount of Rent. Lessee agrees to pay Lessor rent for the use and occupancy of the Premises, as follows:

A. Lessee shall pay to Lessor annual rent of $1.00 during the Term of this Lease. Lessor acknowledges that Lessee has prepaid said rent for the entire Term of this Lease.

3.2 Net Lease. Notwithstanding any other provision in this Lease to the contrary, this Lease is what is commonly known as a “net lease,” it being understood that Lessor shall receive the rent set forth in this Lease free and clear of any and all taxes, liens, charges, expenses, offsets, defenses, reductions, deductions, claims, counterclaims, or adjustments of any nature whatsoever in connection with the ownership and operation of the Premises.

3.3 Past Due Rents. If Lessee shall fail to pay any rents or other charges characterized herein as additional rent that Lessor has advanced, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the Default Rate, as hereinafter defined, and such interest shall be collectible as additional rent. As used in this Lease, the term, “Default Rate,” shall mean an annual rate of interest equal to the lesser of: (i) two percent (2%) above the reference interest rate then in effect, and as adjusted from time to time, at Bank of America, NA; or (ii) the highest rate allowable by law.

3.4 Other Financial Obligations of Lessee. In addition to the rent set forth herein, Lessee shall pay to the persons or entities respectively entitled thereto all impositions, insurance premiums, operating charges, maintenance charges, construction costs, claims, taxes, liens and any other charges, costs and expenses which arise or may be contemplated under any provisions of this Lease (including compliance with the Applicable Requirements, as defined in Section 6.3(A)). All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Lessee to pay any such additional rent, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent.

ARTICLE 4. TAXES

4.1 Lessee to Pay Taxes. In addition to the payment of rent, Lessee shall pay through the Term of this Lease, beginning as of the Commencement Date, directly to the appropriate taxing or other applicable authority at least ten (10) days before the same become delinquent, all real property taxes and assessments of every kind attributable to the Premises or any part thereof or Improvement thereon, or for which Lessor or Lessee in respect thereof, are now or may during the Term be assessed or become liable, whether assessed to or payable by Lessor or Lessee. Upon request, Lessee shall furnish to Lessor, within thirty (30) days after the date of payment, satisfactory evidence that the tax has been paid.

4.2 Installment Payment. If, by any law, any such tax is payable or may at the option of the taxpayer be paid in installments, Lessee may pay the tax, together with any accrued interest on the unpaid balance of the tax, in installments as they become due.

4.3 Proration for Time. All such taxes and assessments for any partial year shall be prorated between the Lessor and Lessee on the basis of the applicable tax fiscal year.

4.4 Contest. Lessee shall have the right to contest the amount or validity of any such imposition by appropriate legal proceedings, but this right shall not be deemed or construed in any way as relieving or modifying or extending Lessee’s covenant to pay any such imposition at the time and in the manner as in this Section provided. Lessor shall, upon request, join in any such proceedings if Lessee determines that it shall be necessary or convenient for Lessor to do so in order for

Lessee to prosecute properly such proceedings, but Lessor shall not be subject to any costs or expenses in connection with any such proceeding brought by Lessee. Lessee hereby covenants to indemnify and save Lessor harmless from any such costs and expenses, including reasonable attorneys’ fees and costs.

4.5 Separate Assessment of Lessee’s Personal Property. During the Term of this Lease, Lessee shall attempt to cause all taxes, assessments, and other charges levied upon or imposed upon any personal property situated in, on or about the Premises to be levied or assessed separately from the Premises and not as a lien thereon.

4.6 Indemnification of Lessor. Lessee shall protect and hold harmless Lessor and the Premises and all Improvements in, on or about the same from all liability for any and all such taxes, assessments and charges, together with any interest, penalties or other sums thereby imposed, and from any sale or other proceeding to enforce payment thereof.

ARTICLE 5. USE

5.1 Permitted Uses. During the Term, Lessee shall have the right to use and occupy the Premises for all lawful purposes, except as may be otherwise provided in this Lease (the “Permitted Uses”). Lessee shall obtain and maintain, at Lessee’s sole cost, all licenses, approvals, and permits required for operation of the Premises, including without limitation any licenses, permits or approvals of any gaming authorities; Lessor shall cooperate with Lessee to obtain such licenses, approvals and permits, and Lessee shall reimburse Lessor for all out of pocket costs incurred by Lessor with such cooperation.

5.2 Indemnity for Violation of Law. Lessee covenants and agrees to indemnify and save Lessor harmless from any penalties, damages or charges imposed for any violation of any and all Laws (as defined in Section 5.2(A)) including Environmental Laws (as defined Section 5.2(B)), whether occasioned by neglect, omission or intentional act of Lessee or any person upon the Premises by license or invitation of Lessee or holding or occupying the same or any part thereof under or by right of Lessee; provided, however, this indemnity contained in this Section 5.2 shall not apply (i) if such penalties, damages or charges are imposed for any violation of any Law including an Environmental Law, occasioned by the gross negligence or intentional misconduct of Lessor, its officers, members, agents, representatives, contractors, or employees or (ii) if such conditions are in existence as of the date hereof.

A. For purposes of this Lease, “Laws” shall mean all laws, statutes, rules, regulations, ordinances, judgments, and other pronouncements, including Environmental Laws (as defined below), whether statutory or common law, having the effect of law of the United States or any state, county, city or other political subdivision or of any governmental authority asserting jurisdiction over the Land, Improvements or either Party.

B. For purposes of this Lease, “Environmental Laws” shall mean any present or future Law relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Substances (as defined below) or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Substances.

C. For purposes of this Lease, “Hazardous Substances” shall mean at any time, (a) any substance that is then defined or listed in, or otherwise classified pursuant to, any Laws, Environmental Laws, Applicable Requirements, or any occupational safety and health laws, rules or regulation as a “hazardous substance,” “hazardous contaminants,” “hazardous constituents,” “hazardous substances,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant,” “toxic emission,” “air contaminant,” “hazardous material” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, toxicity, reproductive toxicity, or “EP toxicity,” (b) any oil, gas and other petroleum hydrocarbons or any products, by-products or fractions thereof (including, without limitation, gasoline, diesel fuel, and solvents), (c) PCBs, (d) urea formaldehyde, (e) any substance potentially injurious to the public health, safety or welfare, the environment or the Land or any Improvements, (f) any mold or mold related conditions; (g) asbestos, lead, cadmium, mercury and other heavy metals, cyanide, pesticides, chlorinated hydrocarbons, and (h) any substance which is a basis for liability to any governmental authority or third party under any applicable statute, regulation or common law theory.

5.3 Contest of Validity of Law. Lessee shall have the right to contest by appropriate legal proceedings, without cost or expense to Lessor, the validity of any Law, if the terms of such Law may be legally held in abeyance without subjecting Lessor to any liability whatsoever because of Lessee’s failure to comply immediately therewith, in which event, such compliance may be postponed until the final determination of any such proceeding. Lessee hereby covenants to indemnify and save Lessor harmless from any costs and expenses, including reasonable attorneys’ fees and costs arising from Lessee’s contestation of such Law.

ARTICLE 6. CONSTRUCTION BY LESSEE

6.1 Construction of Project. Lessee may complete the development and construction of the Project in accordance with the terms of this Article 6. All construction occurring on the Premises from and after the Commencement Date shall be at Lessee’s sole cost and expense and in accordance with all Laws, including all applicable zoning and building code requirements.

6.2 Indemnity. Lessee shall hold Lessor harmless for any and all liabilities, claims or actions that result from the construction of any Improvements (including those which arise from the requirements of any Laws as they relate to any remediation, abatement, transportation, or off-site storage of any Hazardous Substance located in, on or about the Land or Improvements; provided, however, the indemnity contained in this Section 6.2 shall not apply if such liabilities, claims or actions result from conditions existing as of the date hereof. Lessee’s indemnities contained in this Section 6.2 shall survive the expiration or termination of this Lease.

6.3 Conditions of a Major Work of Construction. Before any construction is commenced on the Premises by Lessee, Lessee shall comply with all of the following conditions or procure Lessor’s written waiver of the condition or conditions specified in the waiver (which waiver may be given or denied in Lessor’s sole and absolute discretion):

A. Required Governmental Approvals and Permits. Comply with all then applicable Laws including codes, ordinances, regulations and requests for permits and approvals, including, but not restricted to, a grading permit, building permits, zoning and planning requests and approvals from various governmental or quasi-governmental agencies, entities and bodies having jurisdiction, over the Land, Improvements, the Project, the planned construction of the Project or the Parties (“Applicable Requirements”).

B. Builder’s Risk and Other Insurance. Deliver to Lessor reasonably satisfactory evidence of: (i) “builder’s risk” insurance coverage; (ii) workmen’s compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor or the Premises; (iii) and such other insurance as Lessor may reasonably request. Lessee shall maintain, keep in force and pay all premiums required to maintain and keep in force all insurance listed above at all times during which such work is in progress.

6.4 Completion of Construction. Once the work has begun, Lessee shall, with reasonable diligence, prosecute to completion all construction so commenced. All work shall be performed in a first-class manner, and shall comply with all applicable governmental permits and Laws.

6.5 Ownership of Improvements. As further consideration under this Lease (in addition to any rent and additional rent payable to Lessor hereunder), title to any Improvement constructed by Lessee, including the Project and other items installed thereon, and any alterations, changes or additions thereto, shall become and remain solely the property of Lessor.

6.6 Notice of Completion. Upon completion of the Project, Lessee shall deliver to Lessor a complete set of the plans and specifications, certificates of occupancy and other governmental approvals obtained by Lessee in connection with the construction and occupancy of the Project.

6.7 Lessor’s Assistance in Obtaining Governmental Approvals, Permits and Entitlements. Lessor agrees to join with Lessee in obtaining any necessary permits or rezoning needed or required by Lessee in the construction of Improvements on the Land, but Lessor shall be without cost, expense or liability therefor. Lessor shall reasonably cooperate with Lessee in connection with obtaining such approvals, permits and entitlements and Lessor agrees to (a) execute all applications or other documents relating to such governmental approvals, permits or entitlements as are reasonably required to construct and develop Improvements desired by Lessee; (b) at Lessee’s request attend any public hearing and testify in support of those approvals, permits or entitlements as are reasonably required to construct and develop Lessee’s desired Improvements; and (c) convey, dedicate and/or grant easements over such portion of the Land as any applicable public entity may require to be conveyed, dedicated and/or an easement to be granted over, as a condition of Lessee obtaining an approval, permit or entitlement reasonably required for Lessee to construct or develop its desired Improvements; provided that in each case such actions do not (i) impose any monetary obligations upon Lessor that Lessee does not agree in writing to pay or perform, (ii) impose any material non-monetary obligations upon Lessor, or (iii) materially affect in a negative manner the future use, or the value or marketability for sale or lease, of the Land.

ARTICLE 7. ENCUMBRANCE OF LEASEHOLD ESTATE

7.1 Conditions for Encumbrance.

A. Lessee’s Right to Encumber. Lessee, at any time and from time to time, may encumber its rights under this Lease and any ownership interest it may have in any personal property located on the Land (collectively, the “Leasehold Estate”) by deed of trust, mortgage or other security instrument (each a “Leasehold Encumbrance”); provided, however, no Leasehold Encumbrance may constitute a lien on the fee title of Lessor.

B. Leasehold Encumbrance Subject to Lease. Any Leasehold Encumbrance and all rights acquired thereunder shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease and to all rights and interests of Lessor, except as otherwise provided in this Lease.

C. Loan Documents Furnished to Lessor. Within ten (10) days after the recordation of a Leasehold Encumbrance, Lessee shall furnish to Lessor (i) a complete copy of such recorded Leasehold Encumbrance, certified by the county recorder, (ii) the note secured thereby, (iii) all other documents related to such Leasehold Encumbrance, and (iv) the name and address of the lender under such Leasehold Encumbrance (the “Lender”).

7.2 Transfer of Lessee’s Interest on Foreclosure under Leasehold Encumbrance.

A. Lessor’s Consent Not Required for Transfer of Lessee’s Interest on Foreclosure. The consent of Lessor shall not be required for a transfer of Lessee’s Leasehold Estate (and assignment of this Lease) at foreclosure sale, judicial foreclosure or an assignment in lieu of foreclosure on the lien of a Leasehold Encumbrance.

B. Subsequent Transfer. The consent of Lessor shall not be required for the subsequent transfer of the Leasehold Estate and assignment of this Lease, if such subsequent transfer of the Leasehold Estate and assignment of this Lease is made by a Lender which (i) is a bank, investment bank, savings and loan association or insurance company (or a subsidiary of any one of the preceding types of entities) and (ii) was the purchaser of the Leasehold Estate at a foreclosure sale held by the Lender or the trustee under the Leasehold Encumbrance; provided that, in either such event, Lender promptly gives notice to Lessor in writing of any such transfer, setting forth the name and address of the transferee, the effective date of such transfer and the express agreement of the transferee assuming and agreeing to perform all of Lessee’s obligations under this Lease, together with a copy of the document by which such transfer was made.

C. Liability of Transferee. Any transferee or subsequent transferee under Section 7.2 shall be liable to perform the obligations of Lessee under this Lease only for so long as such transferee holds title to the Leasehold Estate.

7.3 Lender’s Rights on Termination of Lease - Cure Default or Exercise Power of Sale.

A. Each Lender under a Leasehold Encumbrance, in addition to the rights described in Sections 7.2(B) and 7.2(C), shall have the right to perform any term, covenant, condition or agreement and to remedy, in accordance with the terms of this Lease, any default by Lessee under this Lease, and Lessor shall accept such performance by any such Lender with the same force and effect as if furnished by Lessee. Lessor hereby consents to all acts of such Lender in connection with any such performance, including, without limitation, entry upon the Premises and commencement and prosecution of foreclosure or other proceedings in order to obtain possession of the Premises from Lessee.

B. Lessee may delegate irrevocably to the Lender under any Leasehold Encumbrance the authority to exercise any or all of Lessee’s rights hereunder, but no such delegation shall be binding upon Lessor unless and until either Lessee or the Lender shall give to Lessor a true and correct copy of a written instrument effecting such delegation. Such delegation of authority may be effected by the terms of the Leasehold Encumbrance itself, in which case, the delivery to Lessor of a true and correct copy of the Leasehold Encumbrance, together with a written notice specifying the provisions therein which delegate such authority to such Lender, shall be sufficient to give Lessor notice of such delegation.

C. In case of a default by Lessee in the performance or observance of any term, covenant, condition or agreement on Lessee’s part to be performed under this Lease: (i) each Lender under a Leasehold Encumbrance shall have an additional twenty (20) business days beyond the applicable cure period set forth in Section 13.1 hereof, within which to cure or to commence the curing of such defaults, as therein provided, during which additional period this Lease shall remain in full force and effect; and (ii) if such default is: (1) other than under a term, covenant, condition or agreement the breach of which can be cured solely by the payment of rent or other sum of money; (2) of such a nature that the same cannot practicably be cured by the Lender without taking possession of the Premises from Lessee or (3) of such a nature that the same is not susceptible of being cured by the Lender, then Lessor shall not terminate this Lease pursuant to Section 13.1 hereof, or otherwise by reason of such default, if and so long as:

(i) In the case of a default which cannot practicably be cured by the Lender without taking possession of the Premises from Lessee: (1) the Lender shall deliver to Lessor within fifteen (15) days of the date on which it received written notice of Lessee’s default from Lessor, a written notice wherein the Lender unconditionally guarantees to Lessor that it will proceed diligently to attempt to cure such default and that, if this Lease thereafter is terminated prior to the curing of such default because the Lender ceases its diligent efforts to cure the same, the Lender shall pay to Lessor the cost of curing such default and (2) the Lender shall proceed diligently to obtain possession of the Premises from Lessee (including possession by a receiver), and, upon obtaining such possession, shall proceed diligently to cure such default; and

(ii) In the case of a default which is not susceptible of being cured by the Lender, the Lender shall institute foreclosure proceedings and diligently prosecute the same to completion (unless in the meantime the Lender shall acquire the Leasehold Estate, either in its own name or through a nominee, by assignment in lieu of foreclosure or otherwise).

D. No Lender under a Leasehold Encumbrance shall be required, pursuant to Section 7.3(C), to continue to proceed to obtain possession of the Premises from Lessee, to continue in possession of the Premises as mortgagee or to continue to prosecute foreclosure proceedings following the cure of such default. Nothing herein shall preclude Lessor from exercising any of its rights or remedies with respect to any other default by Lessee during the period of Lessor’s forbearance under this Article 7, but in such event the Lender shall have all of the rights and protections provided in this Article 7 with respect to such other default. If the Lender, or its nominee, or a purchaser at a foreclosure sale, shall cure all continuing defaults of Lessee hereunder and non-continuing defaults susceptible of being cured, then the defaults of any prior holder of the Leasehold Estate which are not continuing and are not susceptible of being cured by such Lender or by said purchaser shall no longer be deemed to be defaults hereunder.

E. Except as provided in Section 7.3(C)(i), no Lender under a Leasehold Encumbrance shall be personally liable or obligated to perform the obligations of Lessee under the Lease unless and until such Lender becomes the owner of the Leasehold Estate by foreclosure, assignment or transfer in lieu of foreclosure or otherwise. Thereafter, such Lender and its successors and assigns shall each remain personally liable for the obligations of Lessee only so long as they are the owner of the Leasehold Estate. Any such Lender which becomes the owner of the Leasehold Estate shall be entitled to all of the rights and privileges of Lessee under this Lease, and shall have the right to assign or sublet in the same manner as Lessee as well as those rights granted a Lender pursuant to Section 7.2.

7.4 New Lease. Upon written notice from any Lender or any successor or assign of a Lender following the termination of this Lease as a result of Lessee’s default, Lessor shall enter into a new lease with such Lender or successor or assign of a Lender covering the Premises for the remainder of the Term of this Lease, at the same rent and subject to the same covenants, agreements, conditions, provisions, restrictions and limitations contained in this Lease; provided that such Lender, or successor or assign of a Lender: (a) shall give written notice of its intent to enter into such a new lease within sixty (60) days after it has become the owner of the Leasehold Estate, whether by foreclosure, transfer in lieu of foreclosure or otherwise and (b) cures all then existing uncured defaults of Lessee under this Lease which can practicably be cured by such Lender, or successor or assign of a Lender. Such new lease, and this covenant, shall have the same priority with respect to any rights, liens and interests intervening between the date of this Lease and the effective date of such new lease as this Lease. Each sublessee of the Premises whose sublease was in force and effect immediately prior to the termination of this Lease and did not by its own terms expire prior to the effective date of the new lease, shall attorn to the Lessee under the new lease. Each sublessee who hereafter enters into a sublease of all or any portion of the Premises shall be deemed to have agreed to the provisions of this Section 7.4. In the event that more than one Lender holding a Leasehold Encumbrance on the same portion of the Premises attempts to exercise the right to obtain a new lease pursuant to this Section 7.4 for such portion of the Premises, then priority for determination of which Lender is entitled to enter into a new lease, free and clear of the rights of all other mortgages, shall be given to the Lender holding the Leasehold Encumbrance with the highest priority lien upon such portion of the Premises. Lessee shall not be relieved of any liability to Lessor under this Lease by reason of Lessor’s entering into a new lease pursuant to this Article 7.

7.5 Protection of Lender.

A. Except in the exercise of any of Lender’s remedies under this Article 7, this Lease shall not be cancelled, surrendered, modified or amended without the written consent of a Lender, which consent shall not be unreasonably withheld.

B. If Lessor shall give any notice, demand, election or other communication to Lessee, Lessor shall at the same time give a copy of each such notice to each Lender at the address previously designated by such Lender by written notice to Lessor. Such copies of notices shall be sent and shall be deemed given in the same manner as notices to Lessor and Lessee pursuant to Section 17.10. No notice given by Lessor to Lessee shall be binding upon or affect Lessee or any such Lender unless a copy of such notice shall be given to such Lender pursuant to this Section 7.5(B). In the case of an assignment of a Leasehold Encumbrance or a change in the address of the Lender thereunder, the Lender or its assignee, by written notice to Lessor, may change the address to which copies of notices are to be sent. Lessor shall not be bound to recognize any assignment of a Leasehold Encumbrance unless and until Lessor shall receive a copy of the recorded assignment and the name and address of the assignee. After Lessor has been given such notice, such assignee shall be deemed to be the Lender for all purposes under this Article 7.

C. Lessor and Lessee hereby agree to execute such modifications and amendments to this Lease as may be reasonably required by any Lender or prospective Lender under a Leasehold Encumbrance, provided that such modifications or amendments do not materially diminish the rights of Lessor and/or Lessee.

7.6 Asset Based Lending. Lessee shall have the right at any time to encumber all or any part of its interest in its inventory or trade fixtures in any Improvement placed on the Land with a lien to secure financing, and Lessor agrees to execute a waiver and such other agreements as such asset-based lender may reasonably request in connection with such financing. Lessee agrees that any such waiver by Lessor shall include a provision reasonably acceptable to Lessor to the effect that: (a) such lender shall have the right to remove such financed items only during the Term of the Lease and for a period of sixty (60) days after Lessor has given written notice to such lender that the Lease has terminated, for any reason; (b) if such lender undertakes such removal, such lender shall be obligated to repair, at such lender’s expense, any damage to the Improvements caused by the removal of any of such financed items; and (c) if such lender fails to remove such financed items during the Term of this Lease or within sixty (60) days after receiving written notice from Lessor of the termination of this Lease, such financed items shall be deemed to have been abandoned by such lender to Lessor.

7.7 Event of Conflict. In the event a court, arbitrator or other arbitral body asserting jurisdiction over this Lease determines that a conflict exists between any term of this Article 7 and any term of Article 13, the term contained in this Article 7 shall be controlling.

ARTICLE 8. REPAIRS AND RESTORATION

8.1 Duty to Maintain and Repair Premises.

A. No Responsibility of Lessor. Lessor shall not be required or obligated to make any changes, alterations, additions, improvements or repairs in, on or about the Premises, or any part thereof, during the Term of this Lease.

B. Lessee’s Duty to Maintain Premises. At all times during the Term, Lessee, at its sole cost and expense, shall keep and maintain the Premises and all Improvements thereon and all facilities appurtenant thereto in good repair and in a safe condition, and the whole of the Premises, including the Land, all Improvements, including, without limitation, the Project and landscaping in a clean, sanitary, orderly and attractive condition. Lessee shall make any and all additions to or alterations or repairs in and about the Premises and the Improvements which may be required, and shall otherwise observe and comply with all Laws and Applicable Requirements in effect from time to time; and Lessee shall indemnify and save harmless Lessor against all actions, claims and damages by reason of Lessee’s failure to comply with and perform the provisions of this Section 8.1(B).

8.2 Duty to Repair or Restore Following Damage or Destruction.

A. Repair or Restoration Following Damage or Destruction. If during the Term hereof any Improvement on the Land, including, without limitation, the Project, or any part thereof, shall be damaged or destroyed by fire or other casualty, neither Lessor nor Lessee shall have any obligation to repair or restore such Improvements; but if Lessee elects to repair or restore such Improvements, any such repair or restoration shall be made at Lessee’s sole cost and expense. If Lessee does not elect to repair or to restore the damaged or destroyed portion of any Improvements, Lessee shall nevertheless be obligated to keep the remaining portion of the Premises that has not been damaged or destroyed in the manner prescribed in Section 8.1.

B. Ownership of Insurance Proceeds. All insurance proceeds collected for such damage or destruction shall be used either to repair or restore the Improvements as provided in Section 8.1, or if the parties elect not to repair or restore, the sole property of Lessor.

ARTICLE 9. CONSTRUCTION LIENS

9.1 Prohibition Against Construction Liens - Indemnification of Lessor. Lessee shall not suffer or permit to be foreclosed against the Premises, or any part thereof, any construction liens arising from any claim for damages growing out of the work of any construction, repair, restoration, replacement or Improvement, or any other claim or demand howsoever the same may arise, but Lessee shall pay or cause to be paid all of such liens, claims or demands before any action is brought to enforce the same against the Land; and Lessee agrees to indemnify and hold Lessor and the Land free and harmless from all liability for any and all such liens, claims and demands, together with reasonable attorneys’ fees and all costs and expenses in connection therewith.

9.2 Lessor’s Right to Remove Lien. If Lessee fails to discharge such lien or furnish a bond against the foreclosure thereof, as provided by the laws of the State of New Jersey, Lessor may, but shall not be obligated to, discharge the same or take such other action as Lessor deems necessary to prevent a judgment of foreclosure upon said lien from being executed against the property, and all costs and expenses, including reasonable attorneys’ fees incurred by Lessor, shall be repaid by Lessee upon demand, and, if unpaid, may be treated as additional rent.

ARTICLE 10. EMINENT DOMAIN

10.1 Definition of Total and Partial Taking. The term “Total Taking” as used in this Article 10 means the taking of the entire Premises (or of so much of the Land as to substantially prevent or impair the conduct of Lessee’s business thereon) through the power or threat of eminent domain by any public or private authority lawfully possessed of that power. The term “Partial Taking” means the taking (other than a Total Taking) of a portion of the Premises, through the power or threat of eminent domain by any public or private authority lawfully possessed of that power.

10.2 Total Taking - Termination. If during the Term there shall be a Total Taking, then the Leasehold Estate shall cease and terminate as of the date of the taking of the Premises.

10.3 Partial Taking - Partial Termination. If during the Term of this Lease there shall be a Partial Taking, this Lease shall terminate as to the portion of the Premises taken upon the date upon which the portion of the Premises is taken pursuant to eminent domain proceedings, but the Lease shall continue in force and effect as to the remainder of the Premises. The rent payable by Lessee for the balance of the Term shall not be abated.

A. Allocation of Award. All compensation and damages awarded for the taking of the Premises or any portion thereof shall be the sole property of Lessor.

10.4 Effect of Termination. If this Lease is terminated, pursuant to Section 10.2, all rents and other charges payable by Lessee to Lessor hereunder, shall be paid up to the date upon which actual physical possession shall be taken by the condemning authority, and the Parties shall thereupon be released from all further liability.

ARTICLE 11. INSURANCE AND INDEMNIFICATION

11.1 Lessee’s Insurance.

A. Insurance Coverage of Premises. Lessee shall, at all times during the Term, at Lessee’s sole expense, keep all Improvements which are now or hereafter a part of the Premises insured against loss or damage by fire and extended coverage hazards. All proceeds of casualty or hazard insurance shall be paid to Lessor, subject to rights of any Lender under any Leasehold Encumbrance, and shall under no circumstances be paid to Feehold Lenders (as defined in Section 17.11) unless (i) pursuant to some other express provision of this Lease, Lessee is required to pay or assign such proceeds to Lessor and such payment or assignment is consistent with the rights of a Leasehold Encumbrance Lender under this Agreement and (ii) pursuant to a Feehold Encumbrance (as defined in Section 17.11) such proceeds payable to Lessor shall be paid instead to the Feehold Lender. Any loss adjustment shall require the written consent of both Lessor and Lessee.

B. Personal Injury Liability Insurance. Lessee shall maintain in effect throughout the Term personal injury liability insurance covering the Premises and its appurtenances and the sidewalks fronting thereon. Lessor shall be named as an additional insured on said policies. Each such policy shall provide that said insurance policy shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Lessor and any mortgagee of Lessor.

11.2 Indemnification of Lessor. Except in the case of Lessor’s gross negligence or intentional misconduct, Lessor shall not be liable for any loss, damage or injury of any kind or character to any person or property arising from any use of the Premises, or any part thereof, or caused by any defect in any Improvement thereon or in any equipment or other facility therein, or caused by or arising from any act or omission of Lessee, or of any of its agents, employees, licensees or invitees, or by or from any accident on the Premises or any fire or other casualty thereon, or occasioned by the failure of Lessee to maintain the premises in safe condition, or arising from any other cause whatsoever; and Lessee, as a material part of the consideration of this Lease, hereby waives on Lessee’s behalf all claims and demands against Lessor for any such loss, damage or injury of Lessee, and hereby agrees to indemnify and hold Lessor entirely free and harmless from all liability for any such loss, damage or injury of other persons, and from all costs and expenses arising therefrom.

ARTICLE 12. ASSIGNMENTS AND SUBLETTING

12.1 Transfers.

A. Assignability. This Lease shall be freely assignable by Lessee without Lessor’s written consent to any entity or person that directly or indirectly acquires, through merger, purchase or otherwise (a “Transfer”) (i) Lessee’s membership interests, (ii) an entity which owns directly or indirectly all or part of Lessee’s membership interests, (iii) control of Lessee or an entity which owns directly or indirectly or controls Lessee, or (iv) substantially all of Lessee’s assets.

B. If Lessee desires to assign this Lease to an entity or person other than as set forth in Section 12.1(A), Lessee shall provide Lessor with written notice of its intent to assign and Lessor shall have thirty (30) days after receipt of such notice in which to review and approve or disapprove Lessee’s intended assignment (“Assignment Approval Period”). Lessor shall be deemed to have disapproved an assignment unless it provides Lessee with written notice of its approval not later than the end of the Assignment Approval Period (“Disapproval Notice”). Such Disapproval Notice shall list with specificity the reason or reasons for such disapproval. Lessor’s approval under this Section 12.1 shall may be granted or withheld in Lessor’s sole and absolute discretion.

12.2 Subletting. Provided that (a) Lessee continues to be responsible for fulfilling all of its covenants and conditions under this Lease and (b) Lessee is not then in default under this Lease, Lessee shall have the right, with Lessor’s prior written consent (which shall not be unreasonably withheld, delayed or condition), to enter into subleases of any portion of the Premises.

12.3 Lessor’s Assignment. In the event that the then current Lessor transfers, assigns, disposes of or otherwise conveys any interest in this Lease, such Lessor’s liability and obligation under this Lease shall cease, and such Lessor shall be released from any liability thereunder, as of the date such Lessor no longer has an ownership interest in the underlying fee. Lessee waives the protection of any statute or rule of law which gives or purports to give Lessee any right to terminate this Lease or surrender possession of the Premises upon the transfer of Lessor’s interest.

ARTICLE 13. DEFAULT AND REMEDIES

13.1 Termination by Lessor on Specified Defaults. Should Lessee: (a) fail to pay or cause to be paid any tax, assessment, insurance premium, lien, claim, charge, obligation or demand herein provided to be paid or caused to be paid by Lessee at the times and in the manner herein provided; (b) default in the payment of any installment of rent, additional rent or any other sum when due, as herein provided; or (c) fail to use, maintain and operate the Premises, as herein required, or abandon the Premises; or (d) default in the performance of or breach of any other covenant, condition or restriction of this Lease herein provided to be kept or performed by Lessee; and if any such default or breach shall continue uncured for a period of thirty (30) days (unless such cure is commenced during such thirty (30) day period and Lessee proceeds diligently to complete such cure), from and after service upon Lessee of written notice by Lessor, then, and in any such event, Lessor, at its own option, and otherwise subject to the terms of this Lease (including such Lender’s rights as are specified in Article 7), may terminate this Lease by giving Lessee written notice, and thereupon the rights of Lessee in and to the Land and all Improvements thereon shall cease and end, and Lessor, without further notice or demand or legal process, may reenter and take possession of the Land and all Improvements thereon and oust Lessee and all persons claiming under Lessee therefrom, and Lessee and all such persons shall quit and surrender possession of the Land and all Improvements thereon to Lessor.

13.2 Other Remedies. Any termination of this Lease, as herein provided, shall not relieve Lessee from the payment of any sum or sums that shall then be due and payable to Lessor hereunder or any claim for damages then or theretofore accruing against Lessee hereunder, and any such termination shall not prevent Lessor from enforcing the payment of any such sum or sums or claim for damages by any remedy provided for by law, or from recovering damages from Lessee for any default thereunder. All rights, options and remedies of Lessor contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver by Lessor of a breach of any of the covenants, conditions or restrictions of this Lease shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other covenant, condition or restriction contained herein.

13.3 Measure of Damages. In addition to any of the above, the damages that Lessor may recover under this Lease include the worth, at the time of award, of the amount by which the unpaid rent for the balance of the Term, after the time of award, exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided.

13.4 Continuation of Lease During Breach. At Lessor’s option, if Lessee has breached this Lease and has abandoned the Premises, no notice of termination will be given, and this Lease will continue in effect for so long as Lessor does not terminate Lessee’s right to possession. Lessor may in that case enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due.

13.5 Lenders Rights. Nothing contained in this Article 13 or elsewhere in this Lease shall modify, amend or restrict any rights to notice, cure, a new lease, assignment, or other rights reserved for a lender pursuant to Article 7.

13.6 Gaming Laws.

A. Definitions. The following definitions shall apply for purposes of this Section 13.6: (i) “Gaming Laws” shall mean all laws, regulations, orders, resolutions, decisions or other rules or rulings pursuant to which any Gaming Authority (as hereinafter defined) possesses regulatory, licensing or permit authority over gambling, gaming or related casino activities conducted or to be conducted by Lessee, and all regulations promulgated under such laws, including, but not limited to, those applicable to Lessee during the construction of the Project and the application process in connection therewith, and (ii) “Gaming Authority” shall mean, any governmental authorities that hold regulatory, licensing or permitting authority over gambling, gaming or related casino activities conducted by Lessee within its jurisdiction, or before which an application for licensing to conduct such activities is pending.

B. Approvals. Lessor and Lessee acknowledge and agree that approval of certain Gaming Authorities may be required pursuant to applicable laws for the exercise of certain remedies hereunder or the taking of certain actions hereunder, including without limitation, the taking of possession and disposition of collateral consisting of gaming devices, cashless wagering systems and mobile gaming systems (as those are defined under Gaming Laws) by Lessor or any lender of either Lessor or Lessee. Any such remedies or actions may require the separate and prior approval of such Gaming Authorities. Lessor also acknowledges that, unless exempt under the Gaming Laws, it may be subject to being called forward by such Gaming Authorities, in their sole and absolute discretion, for licensing or a finding of suitability.

C. Liability. Lessor and Lessee each acknowledge and agree each shall be jointly and severally liability for all acts, omissions violations of the Gaming Laws by either Lessor or Lessee, regardless of actual knowledge of such act, omission or violation and notwithstanding any provision in this Lease to the contrary.

D. Compliance with Gaming Laws. The parties hereto shall perform all of their respective obligations under this Lease in compliance with all applicable federal, state and local laws, ordinances, rules, regulations, codes orders or their equivalent. Without limiting the generality of the foregoing, the parties hereto shall comply with any and all applicable requirements of Gaming Laws, including, but not limited to, any approvals or licensing requirements imposed thereby. In the event of the failure of Lessor or any person affiliated with Lessor to obtain and/or maintain applicable licenses or in the event of disapproval by the New Jersey Casino Control Commission of this Agreement, Lessee may either (i) terminate this Lease without liability to Lessee or (ii) purchase the Premises and all Improvements from Lessor for a price equal to One Dollar ($1.00).

ARTICLE 14. SURRENDER AND REMOVAL

14.1 Surrender of Possession. Upon the expiration of the Term of this Lease or any earlier termination thereof, Lessee shall surrender to Lessor possession of the Premises and all Improvements thereon (including the Project).

14.2 Removal of Personal Property. If Lessee shall not then be in default under any of the covenants and conditions hereof, Lessee may remove or cause to be removed all movable furniture, furnishings and equipment installed in the buildings on the Land. Any of such personal property that is not removed from the Premises within thirty (30) days after the date of any termination of this Lease thereafter shall be deemed to belong to Lessor without the payment of any consideration.

14.3 Lessee’s Quitclaim. Upon the expiration of the Lease Term, or any earlier termination of this Lease, Lessee agrees to execute, acknowledge and deliver to Lessor a proper instrument in writing, releasing and quitclaiming to Lessor all right, title and interest of Lessee in and to the Premises and all Improvements.

ARTICLE 15. LESSOR’S GENERAL PROTECTIVE PROVISIONS

15.1 Lessor’s Right of Entry and Inspection. On reasonable notice and with reasonable frequency, Lessee shall permit Lessor or Lessor’s agent, representatives or employees to enter upon the Premises (a) to determine whether Lessee is complying with this Lease, (b) to show the Premises, to potential purchasers or mortgagees of Lessor’s fee interest, (c) beginning three (3) years before the scheduled expiration of the Term or at any time when Lessee is in breach or default (and the time period for Lessee and/or any lender to cure has expired) for the purpose of showing the Premises to a prospective tenant, or (d) where this Lease otherwise grants Lessor the right to cure Lessee’s non-monetary breach or default, for the purpose of curing such non-monetary breach or default by maintaining, repairing or altering the Land or the Improvements.

15.2 Lessor’s Right to Cure Default. In the event Lessee shall fail to pay and discharge or cause to be paid and discharged, when due and payable, any tax, assessment or other charge upon or in connection with the Premises, or any lien or claim for labor or material employed or used in or any claim for damages arising out of the construction, repair, restoration, replacement, maintenance and use of the Land and the Improvements, or any judgment on any contested lien or claim, or any insurance premium or expense in connection with the Land and the Improvements, or any other claim, charge or demand which Lessee has agreed to pay or cause to be paid under the covenants and conditions of this Lease, and if Lessee, after fifteen (15) days’ written notice from Lessor to do so, shall fail to pay and discharge the same, then Lessor may, but shall not be obligated to, at its option, pay any such tax, assessment, insurance expense, lien, claim, charge or demand, or settle or discharge any action therefor, or judgment thereon, and all costs, expenses and other sums incurred or paid by Lessor in connection with any of the foregoing, shall be paid by Lessee to Lessor upon demand, together with interest thereon at the Default Rate from the date incurred or paid, and any default in such repayment shall constitute a breach of the covenants and conditions of this Lease. There are no third party beneficiaries to this Section 15.2 or any other provision or language of this Lease, whether named herein or not.

15.3 Transfer by Lessor - Release From Liability. In the event Lessor shall sell or transfer the Premises or any part thereof and, as a part of such transaction, shall assign its interest as Lessor in and to this Lease, then from and after the effective date of such sale, assignment or transfer, such transferor Lessor shall have no further liability under this Lease to Lessee, except as to matters of liability which shall have accrued and are unsatisfied as of the date of transfer, it being intended that the covenants and obligations contained in this Lease on the part of Lessor shall be binding upon any transferee lessor and its successors and assigns only during and in respect of their respective periods of ownership of the fee title.

15.4 “AS IS WITH ALL FAULTS” CONDITION. As a material inducement for Lessor to enter into this Lease, Lessee acknowledges that Lessee has previously conducted physical inspections of the Premises and is satisfied that the Premises are appropriate for Lessee’s intended use. LESSEE SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THIS LEASE IS AN AGREEMENT FOR LESSEE TO LEASE THE PREMISES ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT LESSEE IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM LESSOR, ITS MEMBERS, MANAGERS, OFFICERS, AGENTS, REPRESENTATIVES OR EMPLOYEES AS TO ANY MATTERS CONCERNING THE CONDITION OF PREMISES.

15.5 No Other Warranties. Lessee represents, warrants and covenants that no warranties whatsoever (whether express or implied) as to quality, condition, merchantability, use or fitness for use of the Land or any Improvements (for any purpose) have been made by Lessor.

15.6 Lessee’s/Lessor’s Compliance With All Laws and Applicable Requirements. Lessee, at Lessee’s sole expense, shall fully, diligently and in a timely manner, materially comply with all Laws and Applicable Requirements, and the requirements of any applicable fire insurance underwriter or rating bureau, which relate in any manner to the Premises, without regard to whether such requirements are now in effect or become effective after the Commencement Date. Lessee, within ten (10) days after receipt of Lessor’s written request, shall provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Laws and Applicable Requirements specified by Lessor, and shall within fifteen (15) days of receipt notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Laws or Applicable Requirements. Further, Lessor shall at all times maintain any and all licenses and/or approvals as required by the Gaming Authority so that Lessee may operate a casino on the Premises.

ARTICLE 16. REPRESENTATIONS AND WARRANTIES

16.1 Representations and Warranties of Lessor. Lessor hereby represents and warrants to Lessee, which representations and warranties shall survive the delivery of this Lease by Lessor to Lessee, as follows:

A. Lessor has full and exclusive right and authority, without obtaining the consent of any third party, to enter into this Lease and perform its obligations hereunder.

B. Lessor is not subject to any agreement or restriction which prevents it from entering into this Lease and to perform its obligations hereunder.

16.2 Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor, which representations and warranties shall survive the delivery of this Lease by Lessee to Lessor, as follows:

A. Lessee has full and exclusive right and authority, without obtaining the consent of any third party, to enter into this Lease and perform its obligations hereunder.

B. Lessee is not subject to any agreement or restriction which prevents it from entering into this Lease and performing its obligations hereunder.

ARTICLE 17. GENERAL PROVISIONS

17.1 Conditions and Covenants. All of the provisions of this Lease shall be deemed as running with the land, and construed to be “conditions” as well as “covenants” as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

17.2 No Waiver of Breach. No failure by either Lessor or Lessee to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease, but each and every covenant, condition, agreement and Term of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

17.3 Business Day. The term “Business Day” shall mean a day other than Saturday, Sunday or any day on which banks located in the State of New Jersey are authorized or obligated to close.

17.4 Successors in Interest. Each and all of the covenants, conditions and restrictions in this Lease shall inure to the benefit of and shall be binding upon the successors in interest of Lessor, and, subject to the restrictions of Article 12, the authorized encumbrances, assignees, transferees, sublessees, licensees and other successors in interest of Lessor.

17.5 Partial Invalidity. To the extent possible, each provision and portion of this Lease will be interpreted in such manner as to be effective and valid under applicable law; but if any provision or portion is held to be invalid or unenforceable under applicable law, such invalidity or unenforceability will not affect any other provision or portion and this Lease will be reformed, construed and enforced as if such provision or portion had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to either Party.

17.6 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the Parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Lessor and Lessee, and neither the method of computation of rent, nor any other provisions contained in this Lease, nor any acts of the Parties, shall be deemed to create any relationship between Lessor and Lessee, other than the relationship of Lessor and Lessee.

17.7 Interpretation and Definitions. The language in all parts of this Lease shall, in all cases, be simply construed according to its fair meaning and not strictly for or against Lessor or Lessee. Unless otherwise provided in this Lease, or unless the context otherwise requires, the following definitions and rules of construction shall apply to this Lease.

A. Number and Gender. In this Lease the neuter gender includes the feminine and masculine, and the singular number includes the plural and the word “person” includes corporation, partnership, firm or association, whenever the context so requires.

B. Captions. Captions of the articles, sections and paragraphs of this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

C. Sublessee. As used herein, the word “sublessee” shall mean and include, in addition to a sublessee, a licensee, concessionaire or other occupant or user of any portion of the Premises or Improvements thereon.

17.8 Attorneys’ Fees. In the event either Lessor or Lessee shall bring any action or proceeding for damages for an alleged breach of any provision of this Lease to recover rents, or to enforce, protect or establish any right or remedy of either Party, the prevailing Party shall be entitled to recover as a part of such action or proceedings reasonable attorneys’ fees and costs, up to an including any appeals.

17.9 Modification. This Lease may not be modified or amended, except in a writing signed by the Parties.

17.10 Delivery of Rent and Notices - Method and Time. All rents or other sums, notices, approvals, demands, or other communications required or desired to be given pursuant to this Lease shall be in writing and shall be: (a) personally delivered at the appropriate address indicted below in this Section 17.10 (including by means of professional messenger service) or sent via a recognized overnight delivery service, provided that any such delivery is confirmed by written receipt signed on behalf of the receiving Party or (b) sent by facsimile transmission addressed to the addressee at the facsimile number set forth in this Section 17.10, provided that (i) a written confirmation of the transmission has been received by the transmitting Party and (ii) an original copy of the notice is concurrently sent via a recognized overnight delivery service to the appropriate addressee indicated below in this Section 17.10. In each event, notice shall be effective upon the date of delivery, if received before 5:00 p.m. on any Business Day, or on the following Business Day, if received at any other time. The addresses and facsimile numbers for the Parties for receipt of any notice, approval, demand or other communication required or desired to be given pursuant to this Lease are as follows:

To Lessor:	Revel Atlantic City, LLC
1301 Atlantic Ave., Suite 200
Atlantic City, NJ 08401
Attention: Kevin DeSanctis
Telecopy: 609-568-9317
Telephone: 609-340-0003

and to:	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, 34th Floor
Los Angeles, California 90071
Attention: David Reamer
Facsimile: (213) 621-5052
Telephone: (213) 687-5052

To Lessee:	Revel Entertainment Group, LLC
1301 Atlantic Ave., Suite 200
Atlantic City, NJ 08401
Attention: Kevin DeSanctis
Telecopy: 609-568-9317
Telephone: 609-340-0003

and to:	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, 34th Floor
Los Angeles, California 90071
Attention: David Reamer
Facsimile: (213) 621-5052
Telephone: (213) 687-5052

Any Party from time to time may change such Party’s address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.

17.11 Feehold Encumbrances. Lessee acknowledges that the feehold interest in the Premises is be subject to one or more mortgages in favor of JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent therein (the “Agent”). Except as set forth below, nothing in this Lease shall prohibit Lessor from refinancing the loans secured by such mortgages and/or placing one or more subsequent mortgages on its feehold interest in the Premises (each, a “Feehold Encumbrance”). Lessor and Lessee further acknowledge that the Agent is the holder of both a fee mortgage on the Land and the Premises and a leasehold mortgage on the leasehold estate created hereby (the “Existing Mortgage”), and upon the occurrence and during the continuance of an event of default under the Existing Mortgage, the Agent, to the extent permitted by the documents evidencing the Existing Mortgage, shall be free to pursue all of its rights and remedies against both Lessor and Lessor, including without limitation, the right to foreclose the respective estate of each in the Land and the Premises (as provided in the documents evidencing the Existing Mortgage).

A. Lessor shall request any lender under any Feehold Encumbrance (each a “Feehold Lender”) to send to Lessee notices of any default by Lessor under such financing.

B. Lessee acknowledges that the rent due under this Lease has been assigned as security for the performance of Lessor’s obligations under the existing Feehold Encumbrance, and that the rent (including additional rent) due under this Lease may be assigned to a subsequent Feehold Lender, but such assignment notwithstanding, rent (including additional rent) due under this Lease shall be payable to Lessor (or as Lessor may in writing direct from time to time) as such rent (including additional rent) becomes due hereunder, unless and until Lessee shall have been notified by a Feehold Lender to pay rent (including additional rent) due under this Lease to it. Upon receipt of such notice from a Feehold Lender, Lessee shall pay rent (including additional rent) due under this Lease directly to said Feehold Lender until said mortgagee or beneficiary directs Lessee in writing to pay rent (including additional rent) due under this Lease to Lessor, and Lessor shall have no claim against Lessee for any rent (including additional rent) so paid to such Feehold Lender.

C. Lessee shall promptly execute such documents and instrument as Lessor or Lessor’s lender shall reasonably request in connection with any such financing, including estoppels and beneficiary statements and consents or acknowledgments to any lien on Lessor’s interests under this Lease.

D. Notwithstanding anything to the contrary contained in this Lease, (i) Lessor shall use commercially reasonable efforts to cause any Feehold Lender existing after the Commencement Date (other than any holder of the Existing Mortgage) to enter into an attornment and non-disturbance agreement with Lessee on commercially reasonable terms, and (ii) Lessee shall not be required to enter into any attornment agreement with any Feehold Lender without that Feehold Lender entering into a non-disturbance agreement with Lessee on commercially reasonable terms.

17.12 Estoppel Certificates. Upon Lessor’s or Lessee’s written request, each Party shall execute, acknowledge and deliver to the other, a written statement certifying: (a) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (b) that this Lease has not been cancelled or terminated; (c) the last date of payment of the rent and other charges and the time period covered by such period; (d) that the other Party is not in default under this Lease (or, if the other Party is claimed to be in default, stating why);

and (e) such other certifications as the requesting Party shall reasonably request. Such Party shall deliver such statement to the Party requesting the same without charge and within ten (10) days after the requesting Party’s request. Any such statement may be given by the beneficiary or the same to any prospective purchaser or encumbrancer of the leasehold or Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

17.13 Quiet Enjoyment. Lessor covenants that, subject only to Lessor’s rights under Section 15.1, Lessee shall have quiet and peaceful possession of the Premises as against Lessor and its agents or assigns. In all events Lessor shall not unreasonably disrupt or interfere with Lessee’s conduct of its operations or its construction of the Project or other Improvements.

ARTICLE 18. EXECUTION, RECORDING AND INCORPORATION BY REFERENCE

18.1 Recording. Neither Party shall record this Lease without the written consent of the other Party; however, Parties shall join in the execution of a memorandum of “short form” of this Lease for the purpose of recordation in the form of Exhibit B, attached hereto and incorporated herein by this reference.

18.2 Counterparts. This Lease may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the Parties hereto.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

LESSOR:

REVEL ATLANTIC CITY, LLC, a New Jersey limited-liability company

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Chief Financial Officer

LESSEE:

REVEL ENTERTAINMENT GROUP, LLC a New Jersey limited-liability company

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: Chief Financial Officer

SCHEDULE OF EXHIBITS

EXHIBIT A	The Land

EXHIBIT B	Form of Memorandum of Lease

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE CITY OF ATLANTIC CITY, COUNTY OF ATLANTIC, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

CASINO PARCEL

BLOCK 62 LOTS 1 AND 2

BEGINNING AT THE INTERSECTION OF THE SOUTHERLY LINE OF ORIENTAL AVENUE (72’ AS WIDENEND 12’ ON ITS NORTHERLY SIDE) WITH THE EASTERLY LINE OF NEW JERSEY AVENUE (50’ WIDE), AND EXTENDING FROM SAID BEGINNING POINT; THENCE

1. NORTH 62 DEGREES, 32 MINUTES, 00 SECONDS EAST IN AND ALONG THE SOUTHERLY LINE OF ORIENTAL AVENUE 960.00 FEET TO THE WESTERLY LINE OF METROPOLITAN AVENUE; THENCE

2. SOUTH 27 DEGREES, 28 MINUTES, 00 SECONDS EAST IN AND ALONG SAME 875.00 FEET TO THE INLAND OR INTERIOR LINE OF PUBLIC PARK (THE BOARDWALK) (60’ WIDE); THENCE

3. SOUTH 62 DEGREES, 32 MINUTES, 00 SECONDS WEST IN AND ALONG SAME, PARALLEL WITH PACIFIC AVENUE 535.00 FEET TO A POINT OF CURVATURE; THENCE

4. SOUTHWESTWARDLY CONTINUING IN AND ALONG THE INLAND OR INTERIOR LINE OF PUBLIC PARK IN THE ARC OR A CIRCLE CURVING TO THE LEFT, HAVING A RADIUS OF 687.845 FEET, AN ARC LENGTH OF 99.82 FEET TO A POINT OF TANGENCY; THENCE

5. SOUTH 54 DEGREES, 13 MINUTES, 06 SECONDS WEST STILL IN AND ALONG THE INLAND OR INTERIOR LINE OF PUBLIC PARK 328.99 FEET TO THE WESTERLY LINE OF NEW JERSEY AVENUE; THENCE

6. NORTH 27 DEGREES, 28 MINUTES, 00 SECONDS WEST IN AND ALONG SAME 929.81 FEET TO THE POINT AND PLACE OF BEGINNING.

A-1

EXHIBIT B

FORM OF MEMORANDUM OF LEASE

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attention: David C. Reamer, Esq.

(Space above for Recorder’s use only)

SHORT FORM OF LEASE

FOR VALUABLE CONSIDERATION, receipt of which is acknowledged, the Lessor named in Section 1, below (“Lessor”) leases to the Lessee named in Section 2, below (“Lessee”), and Lessee leases from Lessor, that certain real property described in Section 3, below (the “Property”), pursuant to the Lease described in Section 4, below (as the same may be amended, supplemented or otherwise modified from time to time, the “Lease”).

1. LESSOR. The name of the Lessor is REVEL ATLANTIC CITY, LLC, a New Jersey limited liability company.

2. LESSEE. The name of the Lessee is REVEL ENTERTAINMENT GROUP, LLC, a New Jersey limited liability company.

3. PROPERTY. The “Property” which is the subject of the Lease, is that certain parcel of real property, together with the improvements situated thereon, located in the City of Atlantic City, County of Atlantic, State of New Jersey, the legal description of which is attached hereto as EXHIBIT A and incorporated by this reference.

4. LEASE. The Lease is that certain Ground Lease between Lessor and Lessee, dated as of February     , 2011 (the “Commencement Date”), whereby among other things, Lessee possesses a leasehold estate in the Property having an initial term of thirty (30) years, commencing on the Commencement Date, and Lessee holds two (2) options to extend the term of the Lease for periods of ten (10) years each, exercisable as set forth therein.

5. PURCHASE RIGHT. Subject to the terms and conditions set forth in the Lease, Lessee has the right to purchase the Property from Lessor.

6. EFFECTIVE DATE. This Short Form of Lease shall be effective on the date on which it is recorded in the Official Records of the County of Atlantic, New Jersey.

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7. SHORT FORM NOT COMPLETE STATEMENT OF ALL PROVISIONS OF LEASE. This Short Form of Lease describes or restates, in summary fashion, only certain of the provisions contained in the Lease. Reference to the Lease itself is required for an understanding of all of the provisions contained therein. This Short Form of Lease is prepared and executed for the purpose of recordation and in no way modifies the provisions of the Lease.

8. COUNTERPARTS. This Short Form of Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Lessor and Lessee have executed this Short Form of Lease, as of the date set forth below.

LESSOR:

REVEL ATLANTIC CITY, LLC,
a New Jersey limited liability company

Date:	By:
Name:
Title:

LESSEE:

REVEL ENTERTAINMENT GROUP, LLC,
a New Jersey limited liability company

Date:	By:
Name:
Title:

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CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF	)
)SS:
COUNTY OF	)

On the      day of February, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared                                  personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and known to me to be                                 , and acknowledged to me that he executed the same in his capacity as the                                  of Revel Atlantic City, LLC, the New Jersey limited liability company described in this instrument, with due authorization from its member and that by his signature on the instrument, the individual, as the act and deed of Revel Atlantic City, LLC, executed the instrument.

Notary Public

My commission expires:

STATE OF	)
)SS:
COUNTY OF	)

On the      day of February, 2011, before me, the undersigned, a Notary Public in and for said State, personally appeared                                  personally known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and known to me to be                                 , and acknowledged to me that he executed the same in his capacity as the                                  of Revel Entertainment Group, LLC, the New Jersey limited liability company described in this instrument, with due authorization from its member and that by his signature on the instrument, the individual, as the act and deed of Revel Entertainment Group, LLC, executed the instrument.

Notary Public

My commission expires:

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EXHIBIT A

Property Legal Description

ALL THAT CERTAIN TRACT, PARCEL AND LOT OF LAND LYING AND BEING SITUATE IN THE CITY OF ATLANTIC CITY, COUNTY OF ATLANTIC, STATE OF NEW JERSEY, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

CASINO PARCEL

BLOCK 62 LOTS 1 AND 2

BEGINNING AT THE INTERSECTION OF THE SOUTHERLY LINE OF ORIENTAL AVENUE (72’ AS WIDENEND 12’ ON ITS NORTHERLY SIDE) WITH THE EASTERLY LINE OF NEW JERSEY AVENUE (50’ WIDE), AND EXTENDING FROM SAID BEGINNING POINT; THENCE

1. NORTH 62 DEGREES, 32 MINUTES, 00 SECONDS EAST IN AND ALONG THE SOUTHERLY LINE OF ORIENTAL AVENUE 960.00 FEET TO THE WESTERLY LINE OF METROPOLITAN AVENUE; THENCE

2. SOUTH 27 DEGREES, 28 MINUTES, 00 SECONDS EAST IN AND ALONG SAME 875.00 FEET TO THE INLAND OR INTERIOR LINE OF PUBLIC PARK (THE BOARDWALK) (60’ WIDE); THENCE

3. SOUTH 62 DEGREES, 32 MINUTES, 00 SECONDS WEST IN AND ALONG SAME, PARALLEL WITH PACIFIC AVENUE 535.00 FEET TO A POINT OF CURVATURE; THENCE

4. SOUTHWESTWARDLY CONTINUING IN AND ALONG THE INLAND OR INTERIOR LINE OF PUBLIC PARK IN THE ARC OR A CIRCLE CURVING TO THE LEFT, HAVING A RADIUS OF 687.845 FEET, AN ARC LENGTH OF 99.82 FEET TO A POINT OF TANGENCY; THENCE

5. SOUTH 54 DEGREES, 13 MINUTES, 06 SECONDS WEST STILL IN AND ALONG THE INLAND OR INTERIOR LINE OF PUBLIC PARK 328.99 FEET TO THE WESTERLY LINE OF NEW JERSEY AVENUE; THENCE

6. NORTH 27 DEGREES, 28 MINUTES, 00 SECONDS WEST IN AND ALONG SAME 929.81 FEET TO THE POINT AND PLACE OF BEGINNING.

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